Exhibit 99.1
News Release

Contact:	Linsey Wisniewski Corporate Communications 667-218-7700 Emily Duncan Investor Relations 833-447-2783
CONSTELLATION REPORTS THIRD QUARTER 2025 RESULTS
Earnings Release Highlights
•GAAP Net Income of $2.97 per share and Adjusted (non-GAAP) Operating Earnings of $3.04 per share for the third quarter of 2025
•Narrowing full-year 2025 Adjusted (non-GAAP) Operating Earnings guidance range to $9.05 – $9.45 per share
•Conowingo Dam received a water quality certification from the Maryland Department of the Environment (MDE) clearing the way for the re-licensing and continued operation of the dam’s hydroelectric facility
Baltimore (Nov 7, 2025) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the third quarter of 2025.
“We achieved one of the highest operating quarters for our nuclear fleet and advanced major milestones like our historic settlement with Maryland for continued operations of the Conowingo dam,” said Joe Dominguez, president and CEO of Constellation. “Momentum continues to build around reliable, clean nuclear energy as a cornerstone of America’s energy strategy. With growing recognition of nuclear’s role in powering the data economy and supporting reliability and affordability for consumers, Constellation is positioned to help our regions and nation grow, while continuing to deliver benefits for our customers, communities, and owners.”

“Constellation delivered adjusted operating earnings of $3.04 per share this quarter, up from $2.74 per share in Q3 of last year,” said Dan Eggers, chief financial officer, Constellation. “We continue to execute well operationally and financially, supported by strong nuclear and commercial performance. We are narrowing our full-year adjusted operating earnings guidance range to $9.05 – $9.45 per share. Nuclear energy is core to the nation’s clean energy and reliability goals, and the strength of our existing fleet – including the potential for life extensions and uprates – positions us to meet growing customer demand. As we approach the close of the Calpine transaction, we are excited to bring these two great companies together and harness the capabilities of the combined company to meet the needs of America with clean, reliable power and innovative products for our customers.”
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Third Quarter 2025
Our GAAP Net Income for the third quarter of 2025 decreased to $2.97 per share from $3.82 per share in the third quarter of 2024. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2025 increased to $3.04 per share from $2.74 per share in the third quarter of 2024. For the reconciliations of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings, refer to the GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation section below.
Adjusted (non-GAAP) Operating Earnings in the third quarter of 2025 primarily reflects:
•Favorable market and portfolio conditions and impact of nuclear outages, partially offset by lower nuclear PTC revenue due to higher anticipated gross receipts for the year
Recent Developments and Third Quarter Highlights
•Conowingo Dam: In September 2025, we reached a settlement agreement with MDE, Lower Susquehanna Riverkeeper Association, and Waterkeepers Chesapeake, that resolves all outstanding issues related to obtaining a water quality certification from MDE. As a result, MDE issued a water quality certification, clearing the way for the re-licensing and continued operation of our Conowingo hydroelectric facility. The terms of the agreement include operational improvements and commitments for water quality and resiliency, trash and debris removal, aquatic life passage, freshwater mussel restoration, dredging and invasive species management.
•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem and South Texas Project (STP) Generating Stations, produced 46,477 gigawatt-hours (GWhs) in the third quarter of 2025, compared with 45,510 GWhs in the third quarter of 2024. Excluding Salem and STP, our nuclear plants at ownership achieved a 96.8% capacity factor for the third quarter of 2025, compared with 95.0% for the third quarter of 2024. There were 23 planned refueling outage days in the third quarter of 2025 and 37 in the third quarter of 2024 for sites we operate. There were five non-refueling outage days in the third quarter of 2025 and 20 in the third quarter of 2024 for sites we operate.
•Natural Gas, Oil, and Renewables Operations: The dispatch match rate for our gas and pumped storage fleet was 95.5% in the third quarter of 2025, compared with 98.2% in the third quarter of 2024. Renewable energy capture for our wind, solar and run-of-river hydro fleet was 96.8% in the third quarter of 2025, compared with 96.0% in the third quarter of 2024.
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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
The table below provides a reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.
Unless otherwise noted, the income tax impact of each reconciling adjustment between GAAP Net Income (Loss) Attributable to Common Shareholders and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all adjustments except the NDT fund investment returns, which are included in decommissioning-related activities, the marginal statutory income tax rate was 25.6% and 25.5% for the three months ended September 30, 2025 and 2024, respectively. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized and realized gains and losses related to NDT funds were 54.9% and 54.6% for the three months ended September 30, 2025 and 2024, respectively.

(In millions, except per share data)	Three Months Ended September 30, 2025	Earnings Per Share(1)
GAAP Net Income (Loss) Attributable to Common Shareholders	$930	$2.97
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes of $32)	94	0.30
Plant Retirements and Divestitures (net of taxes of $2)	(5)	(0.02)
Decommissioning-Related Activities (net of taxes of $187)	(117)	(0.37)
Pension & OPEB Non-Service (Credits) Costs (net of taxes of $3)	9	0.03
Acquisition-Related Costs (net of taxes of $10)	28	0.09
Change in Environmental Liabilities (net of taxes of $—)	1	—
Income Tax-Related Adjustments	13	0.04
Noncontrolling Interests	(1)	—
Adjusted (non-GAAP) Operating Earnings	$952	$3.04

(In millions, except per share data)	Three Months Ended September 30, 2024	Earnings Per Share(1)
GAAP Net Income (Loss) Attributable to Common Shareholders	$1,200	$3.82
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes of $72)	(210)	(0.67)
Plant Retirements and Divestitures (net of taxes of $10)	30	0.10
Decommissioning-Related Activities (net of taxes of $207)	(195)	(0.62)
Pension & OPEB Non-Service (Credits) Costs (net of taxes of $1)	(2)	(0.01)
Change in Environmental Liabilities (net of taxes of $2)	5	0.02
ERP System Implementation Costs (net of taxes of $—)	1	—
Income Tax Related Adjustments	33	0.11
Noncontrolling Interests	(2)	(0.01)
Adjusted (non-GAAP) Operating Earnings	$860	$2.74
_______
(1) Amounts may not sum due to rounding. Earnings per share amount is based on average diluted common shares outstanding of 313 million and 314 million for the three months ended September 30, 2025 and 2024, respectively.
Webcast Information
We will discuss third quarter 2025 earnings in a conference call scheduled for today at 10:00 a.m. Eastern Time. The webcast and associated materials can be accessed at https://investors.constellationenergy.com.
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About Constellation
Constellation Energy Corporation (Nasdaq: CEG), a Fortune 200 company headquartered in Baltimore, is the nation’s largest producer of reliable, emissions-free energy and a leading energy supplier to businesses, homes and public sector customers nationwide, including three-fourths of Fortune 100 companies. With annual output that is nearly 90% carbon-free, our hydro, wind and solar facilities paired with the nation’s largest nuclear fleet have the generating capacity to power the equivalent of 16 million homes, providing about 10% of the nation’s clean energy. We are committed to investing in innovative technologies to drive the transition to a reliable, sustainable and secure energy future. Follow Constellation on LinkedIn and X.
Non-GAAP Financial Measures
We utilize Adjusted (non-GAAP) Operating Earnings (and/or its per share equivalent) in our internal analysis, and in communications with investors and analysts, as a consistent measure for comparing our financial performance and discussing the factors and trends affecting our business. The presentation of Adjusted (non-GAAP) Operating Earnings is intended to complement and should not be considered an alternative to, nor more useful than, the presentation of GAAP Net Income.
The tables above provide a reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.
Due to the forward-looking nature of our Adjusted (non-GAAP) Operating Earnings guidance, we are unable to reconcile this non-GAAP financial measure to GAAP Net Income given the inherent uncertainty required in projecting gains and losses associated with the various fair value adjustments required by GAAP. These adjustments include future changes in fair value impacting the derivative instruments utilized in our current business operations, as well as the debt and equity securities held within our nuclear decommissioning trusts, which may have a material impact on our future GAAP results.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between Constellation and Calpine Corporation, the expected closing of the proposed transaction and the timing thereof. This includes statements regarding the financing of the proposed transaction and the pro forma combined company and its operations, strategies and plans, enhancements to investment-grade credit profile, synergies, opportunities and anticipated future performance and capital structure, and expected accretion to earnings per share and free cash flow. Information adjusted for the proposed transaction should not be considered a forecast of future results.
Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (the Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2024 Annual Report
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on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18 — Commitments and Contingencies; (2) the Registrants' Third Quarter 2025 Quarterly Report on Form 10-Q (to be filed on November 7, 2025) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 14 — Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
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Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Operating revenues	$6,570	$19,459
Operating expenses
Purchased power and fuel	3,567	11,083
Operating and maintenance	1,511	4,673
Depreciation and amortization	241	743
Taxes other than income taxes	165	472
Total operating expenses	5,484	16,971
Operating income (loss)	1,086	2,488
Other income and (deductions)
Interest expense, net	(134)	(398)
Other, net	443	729
Total other income and (deductions)	309	331
Income (loss) before income taxes	1,395	2,819
Income tax (benefit) expense	466	928
Net income (loss)	929	1,891
Net income (loss) attributable to noncontrolling interests	(1)	4
Net income (loss) attributable to common shareholders	$930	$1,887

	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Operating revenues	$6,550	$18,186
Operating expenses
Purchased power and fuel	3,119	8,828
Operating and maintenance	1,535	4,666
Depreciation and amortization	266	868
Taxes other than income taxes	165	446
Total operating expenses	5,085	14,808
Gain (loss) on sales of assets and businesses	2	2
Operating income (loss)	1,467	3,380
Other income and (deductions)
Interest expense, net	(147)	(416)
Other, net	325	693
Total other income and (deductions)	178	277
Income (loss) before income taxes	1,645	3,657
Income tax (benefit) expense	449	768
Equity in income (losses) of unconsolidated affiliates	—	(1)
Net income (loss)	1,196	2,888
Net income (loss) attributable to noncontrolling interests	(4)	(9)
Net income (loss) attributable to common shareholders	$1,200	$2,897

Change in Net income (loss) attributable to common shareholders from 2024 to 2025	$(270)	$(1,010)

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$3,959	$3,022
Restricted cash and cash equivalents	132	107
Accounts receivable
Customer accounts receivable, net	3,168	3,116
Other accounts receivable, net	612	602
Mark-to-market derivative assets	632	843
Inventories, net
Natural gas, oil, and emission allowances	242	243
Materials and supplies	1,422	1,357
Renewable energy credits	786	797
Other	696	689
Total current assets	11,649	10,776
Property, plant, and equipment, net	21,990	21,235
Deferred debits and other assets
Nuclear decommissioning trust funds	18,985	17,305
Investments	427	640
Goodwill	420	420
Mark-to-market derivative assets	459	372
Other	2,231	2,178
Total deferred debits and other assets	22,522	20,915
Total assets	$56,161	$52,926

	September 30, 2025	December 31, 2024
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,650	$—
Long-term debt due within one year	118	1,028
Accounts payable and accrued expenses	3,926	3,943
Mark-to-market derivative liabilities	474	467
Renewable energy credit obligation	956	1,076
Other	331	332
Total current liabilities	7,455	6,846
Long-term debt	7,269	7,384
Deferred credits and other liabilities
Deferred income taxes and unamortized ITCs	3,578	3,331
Asset retirement obligations	13,032	12,449
Pension and non-pension postretirement benefit obligations	1,767	1,875
Spent nuclear fuel obligation	1,412	1,366
Payable related to Regulatory Agreement Units	5,222	4,518
Mark-to-market derivative liabilities	440	399
Other	1,294	1,219
Total deferred credits and other liabilities	26,745	25,157
Total liabilities	41,469	39,387
Commitments and contingencies
Shareholders’ equity
Common stock	11,022	11,402
Retained earnings (deficit)	5,588	4,066
Accumulated other comprehensive income (loss), net	(2,260)	(2,302)
Total shareholders’ equity	14,350	13,166
Noncontrolling interests	342	373
Total equity	14,692	13,539
Total liabilities and shareholders’ equity	$56,161	$52,926

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$1,891	$2,888
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	1,945	2,049
Deferred income taxes and amortization of ITCs	248	358
Net fair value changes related to derivatives	328	(1,161)
Net realized and unrealized (gains) losses on NDT funds	(588)	(475)
Net realized and unrealized (gains) losses on equity investments	256	115
Other non-cash operating activities	(74)	(161)
Changes in assets and liabilities:
Accounts receivable	(184)	1,083
Inventories	(62)	31
Accounts payable and accrued expenses	(25)	(38)
Option premiums received (paid), net	49	159
Collateral received (posted), net	(192)	1,495
Income taxes	423	154
Pension and non-pension postretirement benefit contributions	(193)	(178)
Other assets and liabilities	(390)	(7,767)
Net cash flows provided by (used in) operating activities	3,432	(1,448)
Cash flows from investing activities
Capital expenditures	(1,963)	(1,836)
Proceeds from NDT fund sales	5,525	4,934
Investment in NDT funds	(5,773)	(5,140)
Collection of DPP, net	—	7,104
Acquisitions of assets and businesses	(13)	(22)
Other investing activities	3	16
Net cash flows provided by (used in) investing activities	(2,221)	5,056
Cash flows from financing activities
Change in short-term borrowings	—	(1,105)
Proceeds from short-term borrowings with maturities greater than 90 days	1,650	200
Repayments of short-term borrowings with maturities greater than 90 days	—	(739)
Issuance of long-term debt	—	900
Retirement of long-term debt	(1,036)	(99)
Dividends paid on common stock	(365)	(333)
Repurchases of common stock	(400)	(999)
Other financing activities	(98)	(5)
Net cash flows provided by (used in) financing activities	(249)	(2,180)
Increase (decrease) in cash, restricted cash, and cash equivalents	962	1,428
Cash, restricted cash, and cash equivalents at beginning of period	3,129	454
Cash, restricted cash, and cash equivalents at end of period	$4,091	$1,882

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$6,570	$140	(b),(c)	$6,550	$(517)	(b),(c)
Operating expenses
Purchased power and fuel	3,567	2	(b)	3,119	(113)	(b)
Operating and maintenance	1,511	(100)	(c),(f),(h),(j)	1,535	(14)	(c),(e),(f),(h)
Depreciation and amortization	241	(23)	(c)	266	(50)	(c),(f)
Taxes other than income taxes	165	—		165	—
Total operating expenses	5,484			5,085
Gain (loss) on sales of assets and businesses	—	—		2	(2)	(f)
Operating income (loss)	1,086			1,467
Other income and (deductions)
Interest expense, net	(134)	6	(b)	(147)	18	(b)
Other, net	443	(400)	(b),(c),(d)	325	(314)	(b),(c),(d)
Total other income and (deductions)	309			178
Income (loss) before income taxes	1,395			1,645
Income tax (benefit) expense	466	(156)	(b),(c)(d),(f),(i),(j)	449	(300)	(b),(c)(d),(f),(h),(i)
Net income (loss)	929			1,196
Net income (loss) attributable to noncontrolling interests	(1)	1	(g)	(4)	2	(g)
Net income (loss) attributable to common shareholders	$930			$1,200
Effective tax rate	33.4%			27.3%
Earnings per average common share
Basic	$2.98			$3.83
Diluted	$2.97			$3.82
Average common shares outstanding
Basic	313			313
Diluted	313			314
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, Asset Retirement Cost (ARC) Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustment for Pension and Other Postretirement Employee Benefits (OPEB) Non-Service credits.
(e)In 2024, adjustment for costs related to a multi-year Enterprise Resource Program (ERP) system implemented in the first quarter of 2024.
(f)Adjustments related to plant retirements and divestitures.
(g)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(h)Adjustment for changes in environmental liabilities.
(i)Adjustment to deferred income taxes due to changes in forecasted apportionment.
(j)In 2025, reflects acquisition-related costs associated with the proposed Calpine merger.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$19,459	$339	(b),(c)	$18,186	$(774)	(b),(c)
Operating expenses
Purchased power and fuel	11,083	(5)	(b)	8,828	409	(b)
Operating and maintenance	4,673	(254)	(c),(g),(i),(k)	4,666	(213)	(c),(d),(f),(g),(i)
Depreciation and amortization	743	(92)	(c),(g)	868	(174)	(c),(g)
Taxes other than income taxes	472	—		446	—
Total operating expenses	16,971			14,808
Gain (loss) on sales of assets and businesses	—	—		2	(2)	(g)
Operating income (loss)	2,488			3,380
Other income and (deductions)
Interest expense, net	(398)	38	(b)	(416)	17	(b)
Other, net	729	(631)	(b),(c),(e)	693	(645)	(b),(c),(e)
Total other income and (deductions)	331			277
Income (loss) before income taxes	2,819			3,657
Income tax (benefit) expense	928	(244)	(b),(c),(e),(g),(i),(j),(k)	768	(504)	(b),(c),(d),(e),(f),(g),(i),(j)
Equity in income (losses) of unconsolidated affiliates	—	—		(1)	—
Net income (loss)	1,891			2,888
Net income (loss) attributable to noncontrolling interests	4	4	(h)	(9)	5	(h)
Net income (loss) attributable to common shareholders	$1,887			$2,897
Effective tax rate	32.9%			21.0%
Earnings per average common share
Basic	$6.02			$9.20
Diluted	$6.02			$9.17
Average common shares outstanding
Basic	313			315
Diluted	314			316
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARC Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)In 2024, adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the transition services agreement (TSA).
(e)Adjustment for Pension and OPEB Non-Service credits.
(f)In 2024, adjustment for costs related to a multi-year ERP system implemented in the first quarter of 2024.
(g)Adjustments related to plant retirements and divestitures.
(h)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(i)Adjustment for changes in environmental liabilities.
(j)Adjustment to deferred income taxes due to changes in forecasted apportionment.
(k)In 2025, reflects acquisition-related costs associated with the proposed Calpine merger.

Statistics

	Three Months Ended September 30,		Nine Months Ended September 30,
(GWhs)	2025	2024	2025	2024
Nuclear Generation(a)
Mid-Atlantic	13,665	13,420	39,105	39,839
Midwest	23,644	23,835	71,000	71,381
New York	6,671	5,893	19,585	18,657
ERCOT	2,497	2,362	7,541	6,340
Total Nuclear Generation	46,477	45,510	137,231	136,217

Natural Gas, Oil, and Renewables
Mid-Atlantic	242	329	1,683	1,809
Midwest	141	151	785	774
ERCOT	4,325	4,783	10,615	11,890
Other Power Regions	1,466	1,850	4,556	7,017
Total Natural Gas, Oil, and Renewables	6,174	7,113	17,639	21,490

Purchased Power
Mid-Atlantic	5,416	6,022	13,960	12,707
Midwest	403	107	1,366	639
ERCOT	714	771	2,209	2,496
Other Power Regions	11,451	10,813	32,295	30,855
Total Purchased Power	17,984	17,713	49,830	46,697

Total Supply/Sales by Region
Mid-Atlantic	19,323	19,771	54,748	54,355
Midwest	24,188	24,093	73,151	72,794
New York	6,671	5,893	19,585	18,657
ERCOT	7,536	7,916	20,365	20,726
Other Power Regions	12,917	12,663	36,851	37,872
Total Supply/Sales by Region	70,635	70,336	204,700	204,404

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Outage Days(b)
Refueling	23	37	152	164
Non-refueling	5	20	27	33
Total Outage Days	28	57	179	197
__________
(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants and the total output for fully owned plants.
(b)Outage days exclude Salem and STP.

	Three Months Ended September 30,		Nine Months Ended September 30,
Electricity Reference Prices(a)	2025	2024	2025	2024
Location (Region)
PJM West (Mid-Atlantic)	$46.77	$36.98	$47.63	$33.41
ComEd (Midwest)	42.72	28.92	36.37	25.80
Central (New York)	49.51	33.30	54.07	31.80
North (ERCOT)	35.05	26.61	33.06	27.75
Southeast Massachusetts (Other)(b)	50.43	38.37	65.16	37.34

	Three Months Ended September 30,		Nine Months Ended September 30,
Capacity Reference Prices	2025	2024	2025	2024
Location (Region)
Eastern Mid-Atlantic Area Council (Mid-Atlantic)	$269.92	$53.60	$149.74	$51.32
ComEd (Midwest)	269.92	28.92	136.03	31.81
Rest of State (New York)	193.33	132.22	137.52	112.78
Southeast New England (Other)	87.97	949.57	566.63	459.07

	Three Months Ended September 30,		Nine Months Ended September 30,
ZEC Reference Prices(a)	2025	2024	2025	2024
State (Region)
New Jersey (Mid-Atlantic)(c)(d)	$—	$10.00	$10.00	$9.97
Illinois (Midwest)	1.17	9.38	5.73	4.34
New York (New York)(c)	14.76	18.27	15.93	18.27
__________
(a)Reference prices may not necessarily reflect prices we ultimately realize.
(b)Reflects New England, which comprises the majority of the activity in the Other region.
(c)The NY and NJ state-sponsored programs providing compensation for the emissions-free attributes of generation from certain of our nuclear units include contractual provisions that require us to refund that compensation up to the amount of the nuclear PTC received.
(d)The New Jersey ZEC program ended in May 2025.